Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

News Release

Investor Relations Contact:	Company Contact:
Claire McAdams	James Moniz, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6145, 408.521.9370 fax
email: claire@headgatepartners.com	email: jmoniz@nanometrics.com

Nanometrics Reaffirms Business Outlook and Announces

Release Date and Conference Call Details for Second Quarter Financial Results

MILPITAS, Calif., July 8, 2010 — Nanometrics Incorporated (Nasdaq: NANO), a leading provider of advanced process control metrology systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics, today reaffirmed its positive business outlook for 2010 and 2011.

“I believe the current business environment is extremely healthy, and the positioning of our Company’s products is the strongest in Nanometrics’ history,” commented Dr. Timothy Stultz, Nanometrics’ president and chief executive officer. “Our business outlook is strong, both in the near term and in the longer term, and is continuing to improve. The technical capabilities and expected fan-out of business for our Atlas® thin film/optical critical dimension (OCD) platform with key customer accounts are tracking nicely and in fact are exceeding prior forecasts, leading us to reaffirm our strong business outlook for 2010 and 2011.”

Conference Call Details

Nanometrics will release its second quarter 2010 financial results after market close on August 5, 2010. A conference call to discuss the results will be held at 5:00 PM ET. To participate in Nanometrics’ second quarter 2010 conference call:

Dial-In Number: (877) 374-4041 / (253) 237-1156 (Int’l)

Conference ID: 87290070

A live webcast of the conference call can be accessed from Nanometrics’ website at www.nanometrics.com. If you are unable to participate during the live conference call, a webcast recording will be made available on Nanometrics’ website.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, the continued adoption and competitiveness of its products, the technical capabilities and expected fan-out of business for its Atlas® thin film/optical critical dimension solution with key customer accounts, the business outlook for 2010 and 2011 and future revenue growth. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from the expectations due to a variety of factors including slower-than-anticipated market adoption or slower-than-anticipated adoption and integration of its products by key customers, changes in product mix and a contraction in current levels of industry spending. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended January 2, 2010 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

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